Exhibit 10.21

Wachovia Bank, N.A.
1021 East Cary Street
Post Office Box 27602
Richmond, Virginia  23261

August 1, 2000



Mr. Neil F. Suffa
Chief Financial Officer
Open Plan Systems, Inc.
4299 Carolina Avenue
Richmond, VA  23222

Dear Neil:

This letter will constitute an Amendment to our commitment letter dated March 15, 2000.

On page 3, Facility II, the "Amount" section is hereby amended to read in its entirety as follows:

Five Million Two Hundred Fifty Thousand Dollars ($5,250,000).

All other terms and conditions will remain unchanged.

Neil, we appreciate this opportunity to be of service, and we sincerely appreciate your business. Please sign below evidencing your acceptance of this Amendment and return to me at your earliest convenience. I will also need you to execute the enclosed note (evidencing the higher amount) and Borrowing Authorization (evidencing your signatory authority -- the one we have has Bill Crabtree on it). If you have any questions, please do not hesitate to call.

Sincerely,

/s/ Harry A. Turton, Jr.

Harry A. Turton, Jr.
Vice President

Accepted and agreed to this      15th       day of          August       , 2000.
                            ---------------        ---------------------

Open Plan Systems, Inc.

By: /s/ Neil F. Suffa
    --------------------------------------
    Neil F. Suffa, Chief Financial Officer